Exhibit 99.9

MACROVISION CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS

April 29, 2008

The stockholder(s) hereby appoint(s) Alfred J. Amoroso, James Budge and John O. Ryan, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, at all of the shares of Common Stock of Macrovision Corporation that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 11:00 a.m., Pacific Time, on April 29, 2008, and any adjournment or postponement thereof if so authorized.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

C/O AMERICAN STOCK TRANSFER ATTN: MR. ISAAC KAGAN 59 MAIDEN LANE NEW YORK, NY 10038

VOTE BY INTERNET –www.proxyvote.com

Use the internet to transmit your voting instruction and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURES STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Macrovision Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Macrovision Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                         MACRO1         KEEP PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

MACROVISION CORPORATION

THE DIRECTORS RECOMMEND A VOTE “FOR” THE MATTERS SET FORTH BELOW.

Vote on Proposals		For	Against	Abstain

1.	To approve a proposal to issue shares of Macrovision Solutions Corporation in connection with the combination of Macrovision Corporation and Gemstar-TV Guide International, Inc. as contemplated by of the Agreement and Plan of Mergers, dated as of December 6, 2007, by and among Macrovision Corporation, Gemstar-TV Guide International, Inc., Macrovision Solutions Corporation, Galaxy Merger Sub, Inc. and Mars Merger Sub, Inc., pursuant to which, among other things, separate subsidiaries of Macrovision Solutions Corporation will be merged with and into each of Gemstar-TV Guide International, Inc. and Macrovision Corporation, with Gemstar-TV Guide International, Inc. and Macrovision Corporation being the surviving entities in such mergers and becoming wholly owned subsidiaries of Macrovision Solutions Corporation.	☐	☐	☐

2.	To approve the adjournment of the special meeting to permit further solicitation of proxies if there are not sufficient votes at the special meeting to approve the first proposal described above.	☐	☐	☐

3.	In their discretion, upon such other matters that may properly come before the special meeting or any adjournment or postponement thereof.	☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date